Exhibit 31

                            CERTIFICATIONS

Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2007-C9, issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement") among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a master servicer, Capmark Finance Inc., as a master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee and custodian, and Deutsche Bank Trust Company Americas, as certificate administrator and paying agent.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.


     I, Helaine M. Kaplan, President of the Depositor and the senior officer in charge of securitization of the Depositor, certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of COMM 2007-C9 Mortgage Trust (the "Exchange Act Periodic Reports");

     2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

     4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreements or primary servicing agreements in all material respects; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Capmark Finance Inc., CWCapital Asset Management LLC, First American Commercial Real Estate Services, Inc., Global Realty Outsourcing, Inc., KeyCorp Real Estate Capital Markets, Inc., LNR Partners, Inc., Wachovia Bank, National Association and Wells Fargo Bank, N.A.

Date: March 27, 2008

                                                    /s/Helaine M. Kaplan
                                                 Name: Helaine M. Kaplan
                                                        Title: President
                            (Senior officer in charge of securitization)